AGREEMENT FOR CROSS-DEFAULT AND CROSS COLLATERALIZATION

         This Agreement made this 30th day of September, 1997 by Blue Fish Clothing, Inc., a New Jersey Corporation, 3 Sixth Street, Frenchtown, New Jersey 08825 ("Borrower") and Jennifer P. Barclay ("Guarantor") to and for the benefit of Carnegie Bank, N.A., 619 Alexander Road, Princeton, New Jersey 08540 ("Lender");

         For and in consideration of certain credit accommodation made by Lender to Borrower and guaranteed by the Guarantor as set forth in a certain Promissory Note dated June 25, 1997, and related documents ("Loan Documents"), the Borrower and Guarantor hereby agree as follows:

         1. A default under the terms of the Loan Documents shall be deemed a default under the terms of a certain Promissory Note dated June 25, 1997, between Borrower and Lender in the original principal amount of $800,000.00; a default under the terms of a certain Promissory Note dated June 25, 1997, between Borrower and Lender in the original principal amount of $800,000.00 shall be deemed a default under the terms of the Loan Documents.

         2. Upon the occurrence of any of the events, circumstances or conditions of default as set forth in either the aforesaid Loan Documents or Promissory Note, or both, the Lender shall then have all the rights and remedies of a secured party under the Uniform Commercial Code, as enacted in New Jersey, with regard to all collateral pledged as security under the aforesaid Loan Documents and for the Promissory Note.

ATTEST:                                Blue Fish Clothing, Inc.,
                                       a New Jersey Corporation


                                       By:
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                                          Jennifer P. Barclay, President

Witness:



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                                          Jennifer P. Barclay, Individually